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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-4 No. 333-114886) and related joint proxy statement/prospectus of Kerr-McGee Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 3, 2004, with respect to the consolidated financial statements and schedule of Kerr-McGee Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP
                      ERNST & YOUNG LLP

Oklahoma City, Oklahoma
May 17, 2004

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  Exhibit 23.1
Consent of Independent Auditors